UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2011

Live Nation Entertainment, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2011, Live Nation Worldwide, Inc. (“LNW”), a wholly-owned subsidiary of Live Nation Entertainment, Inc. (the “Company”), and Nathan Hubbard entered into a second amendment (the “Amendment”) to the employment agreement between LNW and Mr. Hubbard. Pursuant to the Amendment, Mr. Hubbard serves as Chief Executive Officer—Ticketmaster.

The term of the Amendment ends on December 31, 2015. Under the Amendment, effective January 1, 2011, Mr. Hubbard (i) receives a base salary of $750,000 per year, subject to annual increases to such base salary commensurate with company policy, (ii) is eligible to receive an annual bonus targeted at 125% of his then-current base salary based on achievement of specific performance targets to be set and determined annually by the Company’s Compensation Committee in its sole and absolute discretion for each calendar year beginning in 2011 and (iii) will receive, within ten business days of the date of the Amendment, a retention bonus of $2,000,000 (the “Retention Bonus”). The Retention Bonus will be recouped, subject to certain limited exceptions, by the Company during the course of Mr. Hubbard’s employment through offsets against any future bonuses otherwise to be paid to him.

Under the Amendment, Mr. Hubbard will receive grants of 40,000, 40,000 and 120,000 shares of Company restricted stock on dates to be determined by the Compensation Committee in each of 2011, 2012 and 2013, respectively, with vesting of such awards to occur on March 31 of the calendar year following the calendar year of the applicable grant, subject to the satisfaction of specific performance criteria to be established by the Compensation Committee and Mr. Hubbard’s continued employment through each such vesting date. The 40,000 restricted shares in respect of 2011 were granted to Mr. Hubbard on September 26, 2011. The Amendment provides that in the event of a change of control of the Company, as defined therein, all of Mr. Hubbard’s stock option, restricted stock or similar equity incentive grants that are outstanding on the date of such change of control will be accelerated and immediately vest.

The Amendment further provides that if Mr. Hubbard’s employment is terminated without cause, then, subject to his execution of a release, he will be entitled to receive his base salary for the remainder of the term of the Amendment, and all of his unvested equity awards will be accelerated and immediately vest.

The description of the Amendment set forth above is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

October 14, 2011	By:	Brian Capo

Name: Brian Capo
Title: Senior Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement effective January 1, 2011, by and between Live Nation Worldwide, Inc. and Nathan Hubbard.
10.2	Employment Agreement, effective February 1, 2007, between Live Nation Worldwide, Inc. and Nathan Hubbard (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q, filed May 10, 2010).